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                                                                      Ex 3.11(a)

                            THE BON-TON GIFTCO, INC.

                            ARTICLES OF INCORPORATION

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ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be: The Bon-Ton Giftco, Inc.

ARTICLE II PRINCIPAL OFFICE

The principal place of business/mailing address is: 2801 East Market Street
                                                    P.O. Box 2821
                                                    York, PA 17405

ARTICLE III PURPOSE

The purpose for which the corporation is organized is: To operate a gift certificate program and
                                                       for any other lawful
                                                       purpose.

ARTICLE IV SHARES

The number of shares of stock is: 100 shares par value $0.01 per share

ARTICLE V INITIAL OFFICERS/DIRECTORS (optional)

The name(s) and address(es):

ARTICLE VI REGISTERED AGENT

The name and Florida street address of the registered agent is:

CT Corporation System   1200 South Pine Island Road, Plantation, Florida 33324

ARTICLE VII INCORPORATOR

The name and address of the Incorporator is: The Bon-Ton National Corp.
                                             300 Delaware Avenue, Suite 200
                                             Wilmington, Delaware 19801

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

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
CT Corporation System


By: /s/ KORRI A. BEHLER            KORRI A. BEHLER              December 5, 2005
    ----------------------------- Special Assistant Secretary Date Signature/Registered Agent


The Bon-Ton National Corp.


By: /s/ ROBERT E. STERN                                         December 5, 2005
    -----------------------------                               Date
Robert E. Stern, President
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